     Exhibit 99.1
ZENDESK ANNOUNCES THIRD QUARTER 2022 RESULTS

Highlights:

•Third quarter revenue increased 20% year-over-year to $416.9 million
•Third quarter GAAP operating loss of $55.4 million and non-GAAP operating income of $48.9 million
•GAAP operating loss includes restructuring expenses of $10.2 million and merger-related costs and other expenses of $6.6 million

SAN FRANCISCO – October 27, 2022 – Zendesk, Inc. (NYSE: ZEN) today reported financial results for the third quarter ended September 30, 2022.

Results for the Third Quarter 2022

Revenue was $416.9 million for the quarter ended September 30, 2022, an increase of 20% over the prior year period. GAAP net loss for the quarter ended September 30, 2022 was $59.1 million, and GAAP net loss per share (basic and diluted) was $0.48. Non-GAAP net income was $39.4 million, and non-GAAP net income per share was $0.32 (basic) and $0.28 (diluted). Non-GAAP net income excludes approximately $81.7 million in share-based compensation and related expenses (including $1.3 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $10.2 million of restructuring expenses, $6.6 million of merger-related costs and other expenses, $2.8 million of real estate impairments, $1.8 million of amortization of purchased intangibles, $1.2 million of acquisition-related expenses, and $1.2 million of amortization of debt issuance costs, and includes non-GAAP income tax effects and adjustments of $7.0 million. GAAP net loss per share for the quarter ended September 30, 2022 was based on 123.6 million weighted average shares outstanding (basic and diluted), and non-GAAP net income per share for the quarter ended September 30, 2022 was based on 123.6 million weighted average shares outstanding (basic) and 138.3 million weighted average shares outstanding (diluted).

Transaction with Private Equity Consortium

Due to Zendesk’s pending acquisition by an investor group led by leading investment firms Hellman & Friedman Advisors LLC and Permira Advisers LLC that was announced on June 24, 2022, the Company will not be holding a conference call or live webcast to discuss Zendesk’s financial results for the third quarter ended September 30, 2022, or providing a Shareholder Letter for such period. In addition, the Company is suspending its financial guidance for the year ending December 31, 2022 in light of the pending transaction.

About Zendesk

Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The Company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 6,000 people across the world. Learn more at www.zendesk.com.

References to Zendesk, the “Company,” “our,” or “we” in this press release refer to Zendesk, Inc. and its subsidiaries on a consolidated basis.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, progress toward its long-term financial objectives, and the proposed transaction. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i)

Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (ii) the intensely competitive market in which Zendesk operates; (iii) the development of the market for software as a service business software applications; (iv) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (v) Zendesk’s ability to effectively market and sell its products to larger enterprises; (vi) Zendesk’s ability to develop or acquire and market new products and to support its products on a unified, reliable shared services platform; (vii) Zendesk’s reliance on third-party services, including services for hosting, email, and messaging; (viii) Zendesk’s ability to retain key employees and attract qualified personnel, particularly in the primary regions Zendesk operates; (ix) Zendesk’s ability to effectively manage its growth and organizational change, including its international expansion strategy; (x) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (xi) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xii) real or perceived errors, failures, or bugs in Zendesk’s products; (xiii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xiv) Zendesk’s ability to securely maintain customer data and prevent, mitigate, and respond effectively to both historical and future data breaches; (xv) Zendesk’s ability to comply with privacy and data security regulations; (xvi) Zendesk’s ability to optimize the pricing for its solutions; (xvii) other adverse changes in general economic or market conditions; and (xviii) known and unknown risks, uncertainties, and other factors related to the proposed transaction, including: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of Zendesk.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$416,861	$346,974	$1,212,396	$963,238
Cost of revenue	79,462	70,226	237,930	197,863
Gross profit	337,399	276,748	974,466	765,375
Operating expenses:
Research and development	105,203	92,112	323,819	248,721
Sales and marketing	211,593	172,828	622,413	495,596
General and administrative	76,030	50,716	236,778	139,667
Total operating expenses	392,826	315,656	1,183,010	883,984
Operating loss	(55,427)	(38,908)	(208,544)	(118,609)
Other income (expense), net:
Interest expense	(3,131)	(14,762)	(9,373)	(43,768)
Interest and other income (expense), net	2,913	2,386	5,845	8,430
Total other income (expense), net	(218)	(12,376)	(3,528)	(35,338)
Loss before provision for income taxes	(55,645)	(51,284)	(212,072)	(153,947)
Provision for income taxes	3,448	3,133	9,049	7,842
Net loss	$(59,093)	$(54,417)	$(221,121)	$(161,789)
Net loss per share, basic and diluted	$(0.48)	$(0.45)	$(1.80)	$(1.36)
Weighted-average shares used to compute net loss per share, basic and diluted	123,576	120,164	122,799	119,050

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$707,047	$476,103
Marketable securities	630,763	539,780
Accounts receivable, net of allowance for credit losses of $6,169 and $6,190 as of September 30, 2022 and December 31, 2021, respectively	217,831	273,898
Deferred costs	85,700	72,042
Prepaid expenses and other current assets	75,728	56,809
Total current assets	1,717,069	1,418,632
Marketable securities, noncurrent	322,946	559,652
Property and equipment, net	86,799	97,815
Deferred costs, noncurrent	76,414	72,553
Lease right-of-use assets	44,260	69,936
Goodwill and intangible assets, net	191,791	197,098
Other assets	36,880	35,593
Total assets	$2,476,159	$2,451,279

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$42,553	$49,213
Accrued liabilities	77,664	50,075
Accrued compensation and related benefits	114,633	138,127
Deferred revenue	532,889	512,933
Lease liabilities	19,965	21,253
Current portion of convertible senior notes, net	148,865	139,738
Total current liabilities	936,569	911,339
Convertible senior notes, net	1,138,472	979,350
Deferred revenue, noncurrent	5,558	4,277
Lease liabilities, noncurrent	45,902	63,212
Other liabilities	2,795	3,883
Total liabilities	2,129,296	1,962,061

Stockholders’ equity:
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	1,238	1,215
Additional paid-in capital	1,651,518	1,637,157
Accumulated other comprehensive loss	(25,643)	(8,911)
Accumulated deficit	(1,280,250)	(1,140,243)
Total stockholders’ equity	346,863	489,218
Total liabilities and stockholders’ equity	$2,476,159	$2,451,279

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(59,093)	$(54,417)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,072	9,330
Share-based compensation	79,959	59,533
Amortization of deferred costs	22,980	17,797
Amortization of debt discount and issuance costs	1,227	12,866
Real estate impairments	3,455	—
Allowance for credit losses on accounts receivable	2,664	1,704
Other, net	148	1,118
Changes in operating assets and liabilities:
Accounts receivable	36,836	15,231
Prepaid expenses and other current assets	2,028	(7,646)
Deferred costs	(23,796)	(22,595)
Lease right-of-use assets	3,497	4,058
Other assets and liabilities	(244)	(2,038)
Accounts payable	(27,925)	12,927
Accrued liabilities	14,992	3,910
Accrued compensation and related benefits	4,138	22,020
Deferred revenue	(33,367)	5,571
Lease liabilities	(6,633)	(5,559)
Net cash provided by operating activities	29,938	73,810
Cash flows from investing activities
Purchases of property and equipment	(2,164)	(5,073)
Internal-use software development costs	(2,334)	(3,299)
Purchases of marketable securities	(33,731)	(213,786)
Proceeds from maturities of marketable securities	99,616	209,980
Proceeds from sales of marketable securities	40,410	44,934
Business combinations, net of cash acquired	—	(7,811)
Purchases of strategic investments	(500)	(1,000)
Proceeds from sales of strategic investments	—	1,008
Net cash provided by investing activities	101,297	24,953
Cash flows from financing activities
Proceeds from exercises of employee stock options	3,273	3,754
Proceeds from employee stock purchase plan	6,650	10,358
Taxes paid related to net share settlement of share-based awards	(1,552)	(2,638)
Net cash provided by financing activities	8,371	11,474
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(104)	(14)
Net increase in cash, cash equivalents and restricted cash	139,502	110,223
Cash, cash equivalents and restricted cash at beginning of period	569,694	423,248
Cash, cash equivalents and restricted cash at end of period	$709,196	$533,471

Non-GAAP Results
(In thousands, except per share data)
The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$337,399	$276,748	$974,466	$765,375
Plus: Share-based compensation	7,053	5,343	20,212	15,047
Plus: Employer tax related to employee stock transactions	104	187	490	967
Plus: Amortization of purchased intangibles	1,178	1,095	3,533	3,450
Plus: Acquisition-related expenses	—	37	—	161
Plus: Amortization of share-based compensation capitalized in internal-use software	415	373	1,252	1,144
Non-GAAP gross profit	$346,149	$283,783	$999,953	$786,144
GAAP gross margin	81%	80%	80%	79%
Non-GAAP adjustments	2%	2%	2%	3%
Non-GAAP gross margin	83%	82%	82%	82%

Reconciliation of operating expenses
GAAP research and development	$105,203	$92,112	$323,819	$248,721
Less: Share-based compensation	(22,885)	(17,189)	(62,654)	(49,886)
Less: Employer tax related to employee stock transactions	(410)	(617)	(1,945)	(3,126)
Less: Acquisition-related expenses	(1,004)	(1,297)	(3,641)	(3,076)
Less: Amortization of share-based compensation capitalized in internal-use software	(17)	(17)	(51)	(51)
Non-GAAP research and development	$80,887	$72,992	$255,528	$192,582
GAAP research and development as percentage of revenue	25%	27%	27%	26%
Non-GAAP research and development as percentage of revenue	19%	21%	21%	20%

GAAP sales and marketing	$211,593	$172,828	$622,413	$495,596
Less: Share-based compensation	(35,014)	(24,915)	(92,934)	(72,648)
Less: Employer tax related to employee stock transactions	(655)	(739)	(2,843)	(4,193)
Less: Amortization of purchased intangibles	(642)	(642)	(1,926)	(1,926)
Less: Acquisition-related expenses	(1)	(262)	(375)	(374)
Non-GAAP sales and marketing	$175,281	$146,270	$524,335	$416,455
GAAP sales and marketing as percentage of revenue	51%	50%	51%	51%
Non-GAAP sales and marketing as percentage of revenue	42%	42%	43%	43%

GAAP general and administrative	$76,030	$50,716	$236,778	$139,667
Less: Share-based compensation	(15,007)	(12,086)	(41,456)	(31,020)
Less: Employer tax related to employee stock transactions	(164)	(510)	(1,144)	(2,798)
Less: Acquisition-related expenses	(157)	(636)	(10,003)	(1,099)
Less: Amortization of share-based compensation capitalized in internal-use software	(7)	—	(7)	—
Less: Real estate impairments	(2,763)	65	(27,671)	(1,111)
Less: Merger-related costs and other expenses	(6,620)	—	(18,833)	—
Less: Restructuring expenses	(10,184)	—	(10,184)	—
Non-GAAP general and administrative	$41,128	$37,549	$127,480	$103,639
GAAP general and administrative as percentage of revenue	18%	15%	20%	14%
Non-GAAP general and administrative as percentage of revenue	10%	11%	11%	11%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(55,427)	$(38,908)	$(208,544)	$(118,609)
Plus: Share-based compensation	79,959	59,533	217,256	168,601
Plus: Employer tax related to employee stock transactions	1,333	2,053	6,422	11,084
Plus: Amortization of purchased intangibles	1,820	1,737	5,459	5,376
Plus: Acquisition-related expenses	1,162	2,232	14,019	4,710
Plus: Amortization of share-based compensation capitalized in internal-use software	439	390	1,310	1,195
Plus: Real estate impairments	2,763	(65)	27,671	1,111
Plus: Merger-related costs and other expenses	6,620	—	18,833	—
Plus: Restructuring expenses	10,184	—	10,184	—
Non-GAAP operating income	$48,853	$26,972	$92,610	$73,468
GAAP operating margin	(13)%	(11)%	(17)%	(12)%
Non-GAAP adjustments	25%	19%	25%	20%
Non-GAAP operating margin	12%	8%	8%	8%

Reconciliation of net income (loss)
GAAP net loss	$(59,093)	$(54,417)	$(221,121)	$(161,789)
Plus: Share-based compensation	79,959	59,533	217,256	168,601
Plus: Employer tax related to employee stock transactions	1,333	2,053	6,422	11,084
Plus: Amortization of purchased intangibles	1,820	1,737	5,459	5,376
Plus: Acquisition-related expenses	1,162	2,232	14,019	4,710
Plus: Amortization of share-based compensation capitalized in internal-use software	439	390	1,310	1,195
Plus: Real estate impairments	2,763	(65)	27,671	1,111
Plus: Merger-related costs and other expenses	6,620	—	18,833	—
Plus: Restructuring expenses	10,184	—	10,184	—
Plus: Amortization of debt discount and issuance costs	1,227	12,865	3,673	38,085
Less: Income tax effects and adjustments	(7,024)	(2,634)	(10,430)	(8,163)
Non-GAAP net income	$39,390	$21,694	$73,276	$60,210

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic	$(0.48)	$(0.45)	$(1.80)	$(1.36)
Non-GAAP adjustments to net loss	0.80	0.63	2.40	1.87
Non-GAAP net income per share, basic	$0.32	$0.18	$0.60	$0.51

Reconciliation of net income (loss) per share, diluted
GAAP net loss per share, diluted	$(0.48)	$(0.45)	$(1.80)	$(1.36)
Non-GAAP adjustments to net loss	0.76	0.62	2.33	1.83
Non-GAAP net income per share, diluted	$0.28	$0.17	$0.53	$0.47

Weighted-average shares used in GAAP per share calculation, basic and diluted	123,576	120,164	122,799	119,050

Weighted-average shares used in non-GAAP per share calculation
Basic	123,576	120,164	122,799	119,050
Diluted (1)	138,334	126,887	137,912	127,234

Computation of free cash flow
Net cash provided by operating activities	$29,938	$73,810	$90,175	$134,283
Less: Purchases of property and equipment	(2,164)	(5,073)	(15,014)	(11,030)
Less: Internal-use software development costs	(2,334)	(3,299)	(8,230)	(10,837)
Free cash flow	$25,440	$65,438	$66,931	$112,416

Net cash provided by operating activities margin	7%	21%	7%	14%
Non-GAAP adjustments	(1)%	(2)%	(1)%	(2)%
Free cash flow margin	6%	19%	6%	12%
(1) In the first quarter of 2022, we adopted ASU 2020-06, which simplifies the accounting for convertible debt. Under the new standard, companies are required to use the if-converted method for calculating diluted EPS instead of the treasury stock method. For the three and nine months ended September 30, 2022, approximately 13 million shares related to our convertible notes were included in the diluted share amount using the if-converted method.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash flow, and free cash flow margin.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-Based Compensation and Amortization of Share-Based Compensation Capitalized in Internal-Use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Real Estate Impairments: To support an increased percentage of remote teams, Zendesk records impairments for certain assets associated with leased properties, or portions thereof, that it ceases to occupy. Any losses and gains associated with these activities are generally unrelated to financial and operational performance in any particular period and Zendesk believes the exclusion of such losses and gains provides for a more useful comparison of operational performance in comparative periods that may or may not include such losses and gains.

Merger-Related Costs and Other Expenses: Zendesk views fees related to its pending acquisition, including transaction costs, as events that are not necessarily reflective of operational performance during a period. Zendesk believes the consideration of measures that exclude such expenses provides meaningful supplemental information regarding operational performance. Other expenses include non-recurring fees paid for third-party advisory and professional services related to shareholder activism and the strategic review.

Restructuring Expenses: Zendesk views restructuring expenses, such as employee severance-related costs, professional fees, and other costs associated with significant changes to its operations as events that are not necessarily reflective of operational performance during a period. Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Discount and Issuance Costs: On January 1, 2022, Zendesk prospectively adopted ASU 2020-06, regarding ASC Topic 470 “Debt” and ASC Topic 815 “Derivatives and Hedging,” which simplifies the accounting for convertible debt. Prior to the adoption of ASU 2020-06, the imputed interest rates of our 2023 convertible notes and our 2025 notes were approximately 5.26% and 5.00%, respectively. This was a result of the debt discounts recorded for the conversion features of the notes that were required to be separately accounted for as equity, and debt issuance costs, which reduced the carrying value of the convertible debt instruments. The debt discounts were amortized as interest expense together with the issuance costs of the debt. Upon adoption of the new standard, the liability and equity components of each instrument were recombined into a single liability instrument measured at amortized cost. As a result, from the date of adoption, no debt discount remains and no interest expense related to debt discount amortization will be recorded. Interest expense related to the amortization of debt issuance costs will continue to be recorded over the term of the notes. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this expense will provide for a more useful comparison of our operational performance in different periods.

Income Tax Effects: Zendesk utilizes a fixed long-term projected tax rate in its computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, Zendesk utilizes a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as Zendesk’s current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Zendesk operates. For the year ending December 31, 2022, Zendesk has determined the projected non-GAAP tax rate to be 21%. Zendesk will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk’s operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, acquisition-related expenses, real estate impairments, merger-related costs and other expenses, and restructuring expenses, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk’s business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

In August 2020, the Financial Accounting Standards Board issued ASU 2020-06, regarding ASC Topic 470 “Debt” and ASC Topic 815 “Derivatives and Hedging,” which amends the calculation of diluted earnings per share for certain convertible debt instruments, among other changes. Under the new standard, Zendesk is required to use the “if-converted” method to calculate diluted earnings per share for its convertible debt, which assumes conversion of its convertible debt instruments at the beginning of the reporting period, with settlement entirely in shares of common stock, unless the result would be anti-dilutive. Historically, Zendesk calculated diluted earnings per share for its convertible debt using the “treasury stock” method, which assumes that the principal amount of convertible debt instruments is settled in cash. Accordingly, our diluted shares outstanding are generally expected to increase under the new standard. We adopted this standard in the first quarter of 2022. The total amount of shares underlying the convertible notes is approximately 13 million. Refer to Form 10-Q for the quarter ended September 30, 2022 for further information.

Source: Zendesk, Inc.

Contact:
Zendesk, Inc.
Investor Contact:
Jason Tsai, +1 415-997-8882
ir@zendesk.com

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